Exhibit 32
MASCO CORPORATION
Certification Required by Rule 13a-14(b) or 15d-14(b)
of the Securities Exchange Act of 1934 and
Section 1350 of Chapter 63 of Title 18 of the
United States Code

 The certification set forth below is being submitted in connection with the Masco Corporation Annual Report on Form 10-K for the annual period ended December 31, 2025 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Jonathon J. Nudi, the President and Chief Executive Officer, and Richard J. Westenberg, the Vice President, Chief Financial Officer and Treasurer, of Masco Corporation, each certifies that, to the best of his knowledge:

1.            The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.            The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of Masco Corporation.

Date:	February 10, 2026	/s/ Jonathon J. Nudi
		Name:	Jonathon J. Nudi
		Title:	President and Chief Executive Officer
Date:	February 10, 2026	/s/ Richard J. Westenberg
		Name:	Richard J. Westenberg
		Title:	Vice President, Chief Financial Officer and Treasurer

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